News Release

Unisys Announces 2017 Financial Results-Exceeds or Achieves Full-Year Guidance on All Guidance Metrics

Company generates fourth-quarter 2017 total revenue of $747 million, representing growth of 3.5% year over year

2017

•	Exceeded or achieved full-year guidance on all guidance metrics

•	Services backlog up 10.3% year over year to $4.3 billion, the highest level since YE 2015

•	Total ACV(2) up 22% year over year; Total TCV(1) up 8% year over year

•	Pension deficit declined $390 million to end 2017 at $1.78 billion
4Q 17

•	Total revenue of $747 million, representing growth of 3.5% year over year

•	Operating cash flow of $203 million, up $88 million relative to $115 million in prior-year quarter

•	Adjusted free cash flow(5) of $204 million, up $89 million relative to $115 million in prior-year quarter

BLUE BELL, Pa., February 8, 2018 - Unisys Corporation (NYSE: UIS) today reported full-year and fourth-quarter 2017 financial results, exceeding or achieving guidance for all guidance metrics. The company also reported accelerated contract signings for the year with Annual Contract Value (or “ACV”) up 22% year over year and Total Contract Value (or “TCV”) up 8% year over year. Services backlog was up 10.3% year over year.

The company also achieved revenue growth in the fourth quarter 2017 of 3.5% year over year. In addition, the company saw strong contract signings during the quarter, supported by significant new business signings (which include new logo and new scope). New business ACV and TCV were up 168% and 165%, respectively, in the quarter, and total ACV and TCV were up 115% and 148%, respectively.

“Our 2017 results are strong and indicate that Unisys is on track with its strategic plan,” said Unisys President and CEO Peter A. Altabef. “We delivered on our goals for the year, exceeding or achieving guidance on all guidance metrics. These results represent the second consecutive year of achieving or exceeding full-year guidance since we re-established the process of issuing it two years ago.”

“We had a solid fourth quarter, and signings and backlog entering 2018 are strong. We have begun the new year focused on ongoing execution of our go-to-market strategy and continued financial discipline.”

Summary of Full-Year 2017 Business Results

Company:
2017 revenue of $2.74 billion came in at the high end of the guidance range of $2.65-2.75 billion, driven by strong execution against the company’s go-to-market strategy. These results represent a 2.7% year-over-year decline (a 370 basis-point improvement versus the rate of decline in 2016), or a 3.3% decline on a constant-currency basis(3).

Operating profit margin (which includes cost-reduction and other charges and pension expense) was 0.2%, down 150 basis points versus 2016. The company exceeded guidance on non-GAAP operating profit margin,(6) which was 8.5%, up 80 basis points year over year, reflecting ongoing focus on cost discipline and improving the company’s cost structure overall.

In 2017, operating cash flow was $166 million. 2017 adjusted free cash flow exceeded full-year guidance of $130-170 million, coming in at $199 million, versus $278 million in 2016. At December 31, 2017, the company had $734 million in cash and cash equivalents, up $363 million year over year.

The company’s pension deficit declined $390 million from the previously-reported amount to end 2017 at $1.78 billion.

Net loss for 2017 was $65 million, versus a net loss of $48 million in 2016. Unisys recorded a benefit for refunds of U.S. alternative minimum tax (“AMT”) credits of $50 million in 2017, $29 million of which is a result of U.S. tax legislation enacted in December 2017.

Adjusted EBITDA(7) for 2017 was up 4.0% year over year to $400 million. Adjusted EBITDA margin for 2017 was 14.6%, up 100 basis points year over year, reflecting the company’s execution on its cost plans.

Total ACV was up 22% year over year, and new business ACV was up 93% year over year. TCV was up 8% year over year, and new business TCV was up 89% year over year.

Services:
Services revenue of $2.33 billion, which represented 85% of 2017 total revenue, saw a 440-basis-point improvement relative to the rate of decline in the prior year, with a 3.2% year-over-year decline as reported and a decline of 3.7% in constant-currency. Services backlog grew 10.3% year over year to end 2017 at $4.3 billion, the highest level since year end 2015. Services gross margin was up 60 basis points year over year to 16.8%. Services operating profit margin was up 90 basis points year over year to 2.8%.

Technology:
Technology revenue in 2017 grew 0.2% year over year as reported and declined 0.8% in constant currency to $415 million, which represented 15% of total 2017 revenue. Technology gross margin for 2017 was 59.3%, versus 59.9% in 2016, and Technology operating profit margin was up 180 basis points year over year to 38.8%.

Summary of Fourth-Quarter 2017 Business Results

Company:
Fourth quarter revenue grew 3.5% year over year to $747 million (up 0.8% year over year on a constant-currency basis). Fourth quarter operating profit margin (which includes cost-reduction and other charges and pension expense) was up 310 basis points versus the prior-year period to 8.0%. Non-GAAP operating profit margin was up 610 basis points year over year to 15.8%.

Net income for the fourth quarter was $51 million, versus a net loss of $1 million in the prior-year period. Unisys recorded a benefit for U.S. AMT credit refunds of $29 million in the fourth quarter.

Adjusted EBITDA for the fourth quarter grew 41.7% year over year to $161 million. Adjusted EBITDA margin for the fourth quarter of 21.6% was up 580 basis points relative to the prior-year period.

In the fourth quarter 2017, operating cash flow was $203 million, up $88 million versus $115 million in the prior-year period. Adjusted free cash flow in the fourth quarter was $204 million, up $89 million versus $115 million in the prior-year period.

Total ACV was up 115% year over year, and new business ACV was up 168% year over year for the fourth quarter. Total TCV was up 148% year over year, and new business TCV was up 165% year over year for the fourth quarter.

Services:
Services revenue of $593 million, which represented 79% of fourth quarter total revenue, saw less than a 1% year-over-year decline as reported (a 740-basis-point improvement relative to the rate of decline in the prior year) and a decline of 2.8% in constant currency. Services gross margin was up 90 basis points year over year to 18.1%. Services operating profit margin was up 230 basis points year over year to 4.8%.

Technology:
Technology revenue in the fourth quarter was up 23.0% year over year as reported and 17.7% in constant currency to $154 million, which represented 21% of total fourth-quarter revenue. Technology gross margin for the fourth quarter was up 1,030 basis points year over year to 69.5%, and Technology operating profit margin was up 1,800 basis points year over year to 57.3%.

Key Fourth-Quarter Contract Signings:
In the fourth quarter, the company entered into several key contracts in each of its sectors including the following:

•
U.S. Federal: Unisys signed a contract to expand its offerings to the U.S. Department of Agriculture (“USDA”) Office of the Chief Information Officer to now provide IT support services. Working with a partner, Unisys will provide these services as a building block for USDA’s IT modernization efforts.

•
Public: The European Central Bank (“ECB”), a key institution of the European Union and the central bank for the euro and monetary policy of the eurozone, signed a contract for Unisys to manage its IT operations. This includes next generation digital workplace services for end user support, service desk, data center and network management; designed to improve availability of services and end user experience. ECB is a new client for Unisys.

•
Commercial: Unisys signed a contract with a U.S.-based pharmaceutical company for infrastructure and security services, including Unisys Stealth® microsegmentation software, designed to optimize their environment via the cloud and meet the company’s digital transformation objectives. Unisys is providing intelligent and adaptive IT services that will deliver continued innovation for improved business outcomes.

•
Financial Services: Business process transformation company Sutherland Global selected Unisys’ innovative banking solution Elevate™ to deliver efficient, scalable and regulatory-compliant omnichannel banking to its UK mortgage customers with services set to launch later in 2018.

Conference Call
Unisys will hold a conference call today at 5:30 p.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Total Contract Value - TCV is the estimated total contractual revenue related to signed contracts including option years and without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(2) Annual Contract Value - ACV represents the revenue expected to be recognized during the first twelve months following the signing of a contract.

(3) Constant currency - The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect charges that the company believes are not indicative of its ongoing operations and that can make its profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of pension and cost-reduction and other expense. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(4) Free cash flow - The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(5) Adjusted free cash flow - Because inclusion of the company’s pension contributions and cost-reduction and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

(6) Non-GAAP operating profit - The company recorded pretax pension expense and pretax charges in connection with cost-reduction activities and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance.

(7) EBITDA & adjusted EBITDA - Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes pension expense, cost-reduction and other expense, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation.

(8) Non-GAAP diluted earnings per share - The company has recorded pension expense and charges in connection with cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts.

About Unisys
Unisys Corporation is a global information technology company that specializes in providing industry-focused services and software solutions integrated with leading-edge security to clients in the government, commercial and financial services markets. Our offerings include security solutions, advanced data analytics, cloud and infrastructure services, application workspace services, operating system software and application solutions. For more information, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, annual contract value, total contract value or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that all options of the contracts included in the calculation of such value will be exercised and that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: our ability to improve revenue and margins in our services business; our ability to maintain our installed base and sell new solutions in our technology business; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; the potential adverse effects of aggressive competition in the information services and technology marketplace; cybersecurity breaches could result in significant costs and could harm our business and reputation; our significant pension obligations and required cash contributions and requirements to make additional significant cash contributions to our defined benefit pension plans; our ability to attract, motivate and retain experienced and knowledgeable personnel in key positions; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; our contracts may not be as profitable as expected or provide the expected level of revenues; our ability to access financing markets; contracts with U.S. governmental agencies may subject us to audits, criminal penalties, sanctions and other expenses and fines; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the performance and capabilities of third parties with whom we have commercial relationships; a termination of the company’s U.S. defined benefit pension plan; the potential for intellectual property infringement claims to be asserted against us or our clients; the business and financial risk in implementing future acquisitions or dispositions; the adverse effects of global economic conditions, acts of war, terrorism or natural disasters; the possibility that pending litigation could affect our results of operations or cash flow; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-K and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com

###

RELEASE NO.: 0208/9566

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue
Services	$592.6	$596.5	$2,328.2	$2,406.3
Technology	154.0	125.2	415.4	414.4
	746.6	721.7	2,743.6	2,820.7
Costs and expenses
Cost of revenue:
Services	531.2	498.8	2,102.1	2,092.9
Technology	45.2	62.7	162.5	169.2
	576.4	561.5	2,264.6	2,262.1
Selling, general and administrative	100.9	109.8	426.5	455.6
Research and development	9.5	14.9	47.2	55.4
	686.8	686.2	2,738.3	2,773.1
Operating income	59.8	35.5	5.3	47.6
Interest expense	16.4	7.5	52.8	27.4
Other income (expense), net	(15.2)	(3.4)	(23.8)	0.3
Income (loss) before income taxes	28.2	24.6	(71.3)	20.5
(Benefit) provision for income taxes	(27.0)	23.0	(5.4)	57.2
Consolidated net Income (loss)	55.2	1.6	(65.9)	(36.7)
Net income (loss) attributable to noncontrolling interests	4.0	2.8	(1.3)	11.0
Net income (loss) attributable to Unisys Corporation common shareholders	$51.2	$(1.2)	$(64.6)	$(47.7)
Earnings (loss) per share attributable to Unisys Corporation
Basic	$1.01	$(0.02)	$(1.28)	$(0.95)
Diluted	$0.77	$(0.02)	$(1.28)	$(0.95)
Shares used in the per share computations (in thousands):
Basic	50,475	50,085	50,409	50,060
Diluted	72,596	50,085	50,409	50,060

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended December 31, 2017
Customer revenue	$746.6	$—	$592.6	$154.0
Intersegment		(10.8)	—	10.8
Total revenue	$746.6	$(10.8)	$592.6	$164.8
Gross profit percent	22.8%		18.1%	69.5%
Operating profit percent	8.0%		4.8%	57.3%
Three Months Ended December 31, 2016
Customer revenue	$721.7	$—	$596.5	$125.2
Intersegment	—	(5.3)	—	5.3
Total revenue	$721.7	$(5.3)	$596.5	$130.5
Gross profit percent	22.2%		17.2%	59.2%
Operating profit percent	4.9%		2.5%	39.3%

	Total	Eliminations	Services	Technology
Year Ended December 31, 2017
Customer revenue	$2,743.6	$—	$2,328.2	$415.4
Intersegment		(25.9)	—	25.9
Total revenue	$2,743.6	$(25.9)	$2,328.2	$441.3
Gross profit percent	17.5%		16.8%	59.3%
Operating profit percent	0.2%		2.8%	38.8%
Year Ended December 31, 2016
Customer revenue	$2,820.7	$—	$2,406.3	$414.4
Intersegment		(22.6)	—	22.6
Total revenue	$2,820.7	$(22.6)	$2,406.3	$437.0
Gross profit percent	19.8%		16.2%	59.9%
Operating profit percent	1.7%		1.9%	37.0%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$733.9	$370.6
Accounts receivable, net	504.7	505.8
Inventories:
Parts and finished equipment	13.6	14.0
Work in process and materials	12.5	15.0
Prepaid expenses and other current assets	125.1	121.9
Total current assets	1,389.8	1,027.3
Properties	898.8	886.6
Less-Accumulated depreciation and amortization	756.3	741.3
Properties, net	142.5	145.3
Outsourcing assets, net	202.3	172.5
Marketable software, net	138.3	137.0
Prepaid postretirement assets	148.3	33.3
Deferred income taxes	119.9	146.1
Goodwill	180.8	178.6
Restricted cash	30.2	30.5	*
Other long-term assets	190.6	151.0	*
Total assets	$2,542.7	$2,021.6
Liabilities and deficit
Current liabilities:
Current maturities of long-term-debt	$10.8	$106.0
Accounts payable	241.8	189.0
Deferred revenue	327.1	337.4
Other accrued liabilities	391.5	349.2
Total current liabilities	971.2	981.6
Long-term debt	633.9	194.0
Long-term postretirement liabilities	2,004.4	2,292.6
Long-term deferred revenue	159.0	117.6
Other long-term liabilities	99.9	83.2
Commitments and contingencies
Total deficit	(1,325.7)	(1,647.4)
Total liabilities and deficit	$2,542.7	$2,021.6

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities
Consolidated net loss	$(65.9)	$(36.7)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities:
Foreign currency transaction losses	11.9	0.4
Non-cash interest expense	9.5	7.0
Loss on debt extinguishment	1.5	4.0
Employee stock compensation	11.2	9.5
Depreciation and amortization of properties	39.7	38.9
Depreciation and amortization of outsourcing assets	53.7	51.9
Amortization of marketable software	63.1	64.8
Other non-cash operating activities	3.3	1.9
Loss on disposal of capital assets	5.0	6.2
Pension contributions	(138.4)	(132.5)
Pension expense	92.4	82.7
Decrease in deferred income taxes, net	3.4	2.7
Changes in operating assets and liabilities:
Receivables, net	4.5	87.3
Inventories	4.1	15.3
Other assets	14.9	16.5	*
Accounts payable and other accrued liabilities	16.6	7.5	*
Other liabilities	35.9	(9.2)
Net cash provided by operating activities	166.4	218.2
Cash flows from investing activities
Proceeds from investments	4,717.2	4,455.9
Purchases of investments	(4,692.4)	(4,490.0)
Capital additions of properties	(25.8)	(32.5)
Capital additions of outsourcing assets	(86.3)	(51.3)
Investment in marketable software	(64.4)	(63.3)
Other	(0.8)	(0.9)	*
Net cash used for investing activities	(152.5)	(182.1)	*
Cash flows from financing activities
Proceeds from issuance of long-term debt	452.9	213.5
Payments for capped call transactions	—	(27.3)
Issuance costs relating to long-term debt	(12.1)	(7.3)
Payments of long-term debt	(107.5)	(129.8)
Net payments of short-term borrowings	—	(65.8)
Financing fees	(1.1)	—
Other	(2.3)	(0.4)	*
Net cash provided by (used for) financing activities	329.9	(17.1)	*
Effect of exchange rate changes on cash, cash equivalents and restricted cash	19.2	(14.7)	*
Increase in cash, cash equivalents and restricted cash	363.0	4.3	*
Cash, cash equivalents and restricted cash, beginning of year	401.1	396.8	*
Cash, cash equivalents and restricted cash, end of year	$764.1	$401.1	*

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months		Year Ended
		Ended December 31,		December 31,
		2017	2016	2017	2016
	GAAP net income (loss) attributable to Unisys Corporation common shareholders	$51.2	$(1.2)	$(64.6)	$(47.7)

Cost reduction and other expense:	pretax	49.4	18.7	149.9	90.4
	tax provision (benefit)	(2.0)	0.7	(12.2)	(4.0)
	net of tax	47.4	19.4	137.7	86.4
	minority interest	—	—	(11.1)	—
	net of minority interest	47.4	19.4	126.6	86.4

Pension expense:	pretax	23.0	19.7	92.4	82.7
	tax provision	0.6	0.6	2.3	1.5
	net of tax	23.6	20.3	94.7	84.2

	Non-GAAP net income attributable to Unisys Corporation common shareholders	122.2	38.5	156.7	122.9

	Add interest expense on convertible notes	4.8	4.7	19.0	14.5

	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$127.0	$43.2	$175.7	$137.4

	Weighted average shares (thousands)	50,475	50,085	50,409	50,060

Plus incremental shares from assumed conversion:
	Employee stock plans	253	402	295	233
	Convertible notes	21,868	21,868	21,868	17,230

	Non-GAAP adjusted weighted average shares	72,596	72,355	72,572	67,523

	Diluted earnings (loss) per share

	GAAP basis
	GAAP net income (loss) attributable to Unisys Corporation for diluted earnings per share	$56.0	$(1.2)	$(64.6)	$(47.7)

	Divided by adjusted weighted average shares	72,596	50,085	50,409	50,060

	GAAP diluted earnings (loss) per share	$0.77	$(0.02)	$(1.28)	$(0.95)

	Non-GAAP basis
	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$127.0	$43.2	$175.7	$137.4

Divided by Non-GAAP adjusted weighted average shares		72,596	72,355	72,572	67,523

Non-GAAP diluted earnings per share		$1.75	$0.60	$2.42	$2.03

UNISYS CORPORATION
RECONCILIATION OF GAAP OPERATING PROFIT TO NON-GAAP OPERATING PROFIT
(Unaudited)
(Millions)

	Three Months		Year Ended
	Ended December 31,		Ended December 31,
	2017	2016	2017	2016
GAAP operating profit	$59.8	$35.5	$5.3	$47.6
Cost reduction and other expense	35.4	14.7	135.0	86.4
FAS87 pension expense	23.0	19.7	92.4	82.7
Non-GAAP operating profit	$118.2	$69.9	$232.7	$216.7

Customer revenue	$746.6	$721.7	$2,743.6	$2,820.7
GAAP operating profit %	8.0%	4.9%	0.2%	1.7%
Non-GAAP operating profit %	15.8%	9.7%	8.5%	7.7%

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months			Year Ended
	Ended December 31,			Ended December 31,
	2017	2016		2017	2016
Cash provided by operations	$202.7	$115.2	*	$166.4	$218.2
Additions to marketable software	(17.8)	(16.2)		(64.4)	(63.3)
Additions to properties	(4.0)	(14.2)		(25.8)	(32.5)
Additions to outsourcing assets	(26.2)	(9.9)		(86.3)	(51.3)
Free cash flow	154.7	74.9	*	(10.1)	71.1
Pension funding	27.6	28.5		138.4	132.5
Cost reduction and other payments	21.3	11.7		70.3	74.0
Adjusted free cash flow	$203.6	$115.1	*	$198.6	$277.6

*	Certain amounts have been reclassified to conform to the current-year presentation.

UNISYS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months		Year Ended
	Ended December 31,		December 31,
	2017	2016	2017	2016
Net income (loss) attributable to Unisys Corporation common shareholders	$51.2	$(1.2)	$(64.6)	$(47.7)
Net income (loss) attributable to noncontrolling interests	4.0	2.8	(1.3)	11.0
Interest expense, net of interest income of $2.7, $2.7, $9.9, $11.2, respectively*	13.7	4.8	42.9	16.2
(Benefit) provision for income taxes	(27.0)	23.0	(5.4)	57.2
Depreciation	24.5	22.5	93.4	90.8
Amortization	16.0	16.8	63.1	64.8
EBITDA	$82.4	$68.7	$128.1	$192.3

Pension expense	23.0	19.7	92.4	82.7
Cost reduction and other expense***	49.4	17.5	149.6	89.2
Non-cash share based expense	2.6	1.8	11.2	9.5
Other (income) expense adjustment**	3.9	6.1	18.8	10.9
Adjusted EBITDA	$161.3	$113.8	$400.1	$384.6

* Included in Other (income) expense, net on the Consolidated Statements of Income
** Other (income) expense, net as reported on the Consolidated Statements of Income less interest income and items included in cost reduction and other expense
*** Reduced for depreciation and amortization included above